UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2018

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation or organization)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□	Emerging growth company

□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The following information is being provided pursuant to paragraph (e) of Item 5.02 of Form 8-K:

2018 Executive Officer Annual Incentive Plan

As of February 19, 2018, the United States Cellular Corporation (U.S. Cellular) 2018 Executive Officer Annual Incentive Plan (2018 Executive Plan) was approved both by U.S. Cellular’s Chairman and by U.S. Cellular’s President and Chief Executive Officer.  Neither the Chairman nor the President and Chief Executive Officer participate in such plan.

The purposes of the 2018 Executive Plan are: to provide incentive for the executive officers of U.S. Cellular to extend their best efforts towards achieving superior results in relation to key business performance targets; to reward U.S. Cellular executive officers in relation to their success in meeting and exceeding the performance targets; and to attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular.  Eligible participants in the 2018 Executive Plan are all executive officers of U.S. Cellular, which are defined in the 2018 Executive Plan as all Executive Vice Presidents and the Senior Vice President – Chief Human Resources Officer.

The following performance measures will be considered for the purposes of the 2018 Executive Plan:

Performance Measures	Component Weighting	Overall Plan Weighting
Consolidated Total Revenues	35%	21%
Consolidated Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization	30%	18%
Consolidated Capital Expenditures	20%	12%
Customer Engagement	15%	9%
Company Performance		60%
Chairman Assessment on Strategic Initiatives		10%
Individual Performance		30%

2018 Officer Annual Incentive Plan

As of February 19, 2018, the U.S. Cellular 2018 Officer Annual Incentive Plan (2018 Officer Plan) was approved both by U.S. Cellular’s Chairman and by U.S. Cellular’s President and Chief Executive Officer.  Neither the Chairman nor the President and Chief Executive Officer participate in such plan.

The purposes of the 2018 Officer Plan are: to provide incentive for the officers of U.S. Cellular to extend their best efforts towards achieving superior results in relation to key business performance targets; to reward U.S. Cellular officers in relation to their success in meeting and exceeding the performance targets; and to attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular.  Eligible participants in the 2018 Officer Plan are all Senior Vice Presidents and Vice Presidents of U.S. Cellular not eligible to participate in the 2018 Executive Plan.

The following performance measures will be considered for the purposes of the 2018 Officer Plan:

Performance Measures	Component Weighting	Overall Plan Weighting
Consolidated Total Revenues	35%	14%
Consolidated Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization	30%	12%
Consolidated Capital Expenditures	20%	8%
Customer Engagement	15%	6%
Company Performance		40%
Team Performance		40%
Individual Performance		20%

General Bonus Information

It is anticipated that bonuses for 2018 will be paid on or after January 1, 2019 but no later than March 15, 2019 (bonus payout date).  However, in the event of a payout in connection with retirement or death, the bonus will be paid as soon as administratively possible following such retirement or death, but no later than the bonus payout date.  No bonus is due unless an executive officer or officer remains employed through the bonus payout date except that an executive officer or officer who separates due to retirement or death is eligible for a pro-rated bonus.  In addition, the President and CEO may approve a bonus, or a pro-rated bonus, for an executive officer or officer who is not employed through the bonus payout date.

Any compensation earned or paid pursuant to the 2018 Executive Plan or 2018 Officer Plan is subject to forfeiture, recovery by U.S. Cellular or other action pursuant to any clawback or recoupment policy which U.S. Cellular may adopt from time to time, including without limitation any such policy which U.S. Cellular may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

The foregoing description of the 2018 Executive Plan is not purported to be complete with respect to the material terms of such plan and is qualified by reference to the complete 2018 Executive Plan for the material terms of such plan, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.  The foregoing description of the 2018 Officer Plan is not purported to be complete with respect to the material terms of such plan and is qualified by reference to the complete 2018 Officer Plan for the material terms of such plan, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits:

Exhibit Number	Description of Exhibit

10.1	United States Cellular Corporation 2018 Executive Officer Annual Incentive Plan Effective January 1, 2018

10.2	United States Cellular Corporation 2018 Officer Annual Incentive Plan Effective January 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	February 23, 2018

		By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)